UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2012

THE WILLIAMS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	70-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 1, 2012, The Williams Companies, Inc. (the “Company”) will restate its financial statements in Amendment No. 2 on Form 10-K/A to its Annual Report for the year ended December 31, 2011. The accounting correction reflected in the restated financial statements has no impact on our Consolidated Statement of Operations, Consolidated Statement of Cash Flows or previously announced earnings, cash flows and dividend guidance. The restated financial statements reflect an increase to our noncurrent deferred income tax liability and a corresponding decrease to capital in excess of par value for all periods presented. This increase to our deferred income tax liability would only result in a current tax payable if we disposed of our investment interest in Williams Partners L.P. (“WPZ”). Management has stated that it has no intent to dispose of this investment.

	As of and for the Year Ended December 31, 2011
Financial Metrics ($ in millions)	Previously Reported	Correction	Restated
Net income attributable to The Williams Companies, Inc.	$376	$—	$376
Total assets	$16,502	$—	$16,502
Total liabilities	$13,419	$497	$13,916
Total stockholders’ equity	$1,793	$(497)	$1,296
Increase in cash and cash equivalents	$94	$—	$94

On April 26, 2012, management of the Company recommended, and on April 30, 2012 the audit committee of the Company’s board of directors (“Audit Committee”) concluded, that our previously issued financial statements filed on April 11, 2012 in our Amendment No. 1 on Form 10-K/A for the year ended December, 31, 2011, should no longer be relied upon because of a material error in such financial statements. Management and the Audit Committee discussed the matters relating to the restatement with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The restated financial statements reflect a correction to our noncurrent deferred income tax liability arising from the difference between our financial and income tax bases in our investment in WPZ related to gains previously recognized in stockholders’ equity on units that WPZ issued in prior years. Though the accounting correction had no impact on our Consolidated Statement of Operations or Consolidated Statement of Cash Flows, the error was material to the Consolidated Balance Sheet and Consolidated Statement of Changes in Equity.

In accordance with Accounting Standards Codification (ASC) 810 Consolidation (and as previously issued as Statement of Financial Accounting Standards No. 160 Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51), which was effective for us beginning January 1, 2009, on a prospective basis, and previously in accordance with our policy election under the Securities and Exchange Commission Staff Accounting Bulletin No. 51 Accounting for Sales of Stock by a Subsidiary, we recorded “gains” associated with such issuances of WPZ units as a component of our stockholders’ equity.

We previously had not recorded deferred income taxes associated with these equity “gains.” However, in accordance with ASC 740 Income Taxes, we have concluded that we should recognize deferred income taxes for the future tax effects arising from the difference between our financial and income tax bases in our WPZ investment resulting from these transactions.

Controls and Procedures

In April 2012 and related to our financial statements for the period ended December 31, 2011, we identified a material weakness in internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act) (“Internal Control”) related to accounting for deferred income taxes related to our investment in WPZ associated with gains recorded as part of stockholders’ equity on units that WPZ issued in prior years. At the time that our Form 10-K was filed on February 27, 2012, our management, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act) (“Disclosure Controls”) were effective as of December 31, 2011. Similarly, at the time our 10-K/A was filed on April 11, 2012, our management, including our Chief Executive Officer and Chief Financial Officer, concluded that our Internal Control was effective as of December, 31, 2011. Subsequent to those evaluations, because of the material weakness described above that existed at December 31, 2011, our Chief Executive Officer and Chief Financial Officer have concluded that our Disclosure Controls were not effective at a reasonable assurance level as of December 31, 2011 and our Internal Control was not effective as of December 31, 2011.

In order to remediate the material weakness, we have corrected our method of accounting for deferred income taxes related to our investment in WPZ associated with gains recorded as part of stockholders’ equity on units that WPZ issues. We also are enhancing our controls for oversight of tax accounting for our financial investment in WPZ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Donald R. Chappel
Donald R. Chappel
Senior Vice President and Chief Financial Officer

DATED: May 1, 2012